UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2019

CYTRX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-15327	58-1642740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11726 San Vicente Boulevard, Suite 650

Los Angeles, California 90049

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 826-5648

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.01	Change in Registrant’s Certifying Accountant.

(a)	The Audit Committee (the “Audit Committee”) of the Board of Directors of CytRx Corporation (the “Company”) conducted a comprehensive, competitive process to determine the Company’s independent registered public accounting firm for the Company’s 2019 fiscal year. The Audit Committee invited three accounting firms to participate in this process. As a result of this process, effective June21, 2019, the Audit Committee approved the engagement of Weinberg & Company, P.A. (“Weinberg”) as the Company’s independent registered public accounting firm for the Company’s 2019 fiscal year and replaced BDO USA, LLP (“BDO”) from that role. The Company engaged Weinberg as its independent registered public accounting firm effective June 25, 2019.

BDO’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2018 and December 31, 2017 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

BDO’s report on the consolidated financial statements of the Company as of and for the years ended December 31, 2018 and 2017, contained a separate paragraph stating that “As discussed in Note 2 to the consolidated financial statements, the Company changed its method for recognizing revenue from contracts with customers effective January 1, 2018 as a result of adopting Accounting Standards Codification 606 – Revenue from Contracts with Customers”.

The audit report of BDO on the effectiveness of internal control over financial reporting as of December 31, 2017 did not contain any adverse opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. BDO was not required to report on the effectiveness of internal control over financial reporting as of December 31, 2018.

During the fiscal years ended December 31, 2018, and December 31, 2017, and the subsequent interim period through the date of the filing of this Form 8-K, there were (i) no “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the subject matter of any such disagreement in connection with its reports for such years and interim period and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K during the two most recent fiscal years or the subsequent interim period.

The Company provided BDO with a copy of the disclosures it is making in this Current Report on Form 8-K (the “Report”). The Company requested that BDO furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of BDO’s letter dated June 24, 2019 is attached as Exhibit 16.1 hereto.

(b)	During the fiscal years ended December 31, 2018, and December 31, 2017, and the subsequent interim period through the date of the filing of this Form 8-K, neither the Company nor anyone on its behalf has consulted with Weinberg regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements and neither a written report nor oral advice was provided to the Company that Weinberg concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

16.1	Letter of BDO USA, LLP dated June 24, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION
(Registrant)

Date: June 26, 2019	By:	/s/ John Caloz
John Caloz
Chief Financial Officer